"0955"

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$8,600,000.00	08-23-2021	08-23-2031	512221694	150 / 0639	VIRTRAI 00	03838	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: VIRTRA, INC.
7970 S KYRENE RD
TEMPE, AZ 85284

Lender: ARIZONA BANK & TRUST
CHANDLER OFFICE
1000 N 54TH ST
CHANDLER, AZ 85226-1030
(480) 844-4540

Principal Amount: $8,600,000.00 **Date of Note: August 23, 2021**

PROMISE TO PAY. VIRTRA, INC. ("Borrower") promises to pay to ARIZONA BANK & TRUST ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eight Million Six Hundred Thousand & 00/100 Dollars ($8,600,000.00), together with interest on the unpaid principal balance from August 23, 2021, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 3.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in 119 regular payments of $40,978.09 each and one irregular last payment estimated at $5,956,537.99. Borrower's first payment is due September 23, 2021, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on August 23, 2031, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

EFFECTIVE RATE. Borrower agrees to an effective rate of interest that is the rate specified in this Note plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: IF DURING THE TERM OF THIS LOAN THE BORROWER PAYS THIS LOAN IN WHOLE OR IN PART, BORROWER AGREES TO PAY A PREPAYMENT PENALTY CALCULATED BY MULTIPLYING THE CURRENT BALANCE BY THE FOLLOWING: 5% IF PREPAYMENT OCCURS DURING THE FIRST YEAR OF THE LOAN, 4% IF PREPAYMENT OCCURS DURING THE SECOND YEAR OF THE LOAN, 3% IF PREPAYMENT OCCURS DURING THE THIRD YEAR OF THE LOAN, 2% IF PREPAYMENT OCCURS DURING THE FOURTH YEAR OF THE LOAN, AND 1% IF THE PREPAYMENT OCCURS DURING THE FIFTH YEAR OF THE LOAN. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. **All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: ARIZONA BANK & TRUST, CHANDLER OFFICE, 1000 N 54TH ST, CHANDLER, AZ 85226-1030.**

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged **5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.**

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 15.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay

or injunction), and appeals. However, Borrower will only pay attorneys' fees of an attorney not Lender's salaried employee, to whom the matter is referred after Borrower's default. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Arizona without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Arizona.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by INCLUDING BUT NOT LIMITED TO A DEED OF TRUST DATED 08/23/2021, AND AN ASSIGNMENT OF RENTS DATED 08/23/2021.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, U.S. Federal law requires financial institutions to obtain, verify, and record information that identifies each person (individuals and businesses) who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask for your driver's license or other identifying documents.

ESCROW PROVISION. IN THE EVENT THAT PROPERTY TAXES ARE NOT PAID IN A TIMELY MANNER THE BANK MAY REQUIRE AN ESCROW ACCOUNT.

ERRORS AND OMISSIONS AGREEMENT. The undersigned Borrower, for and in consideration of Lender funding the closing of this loan, agrees to the following terms and conditions:

1. If any loan document, including but not limited to the Note, Mortgage, Security Agreement, Assignment of Rents, and/or Business Loan Agreement, is lost, misplaced, inaccurate, or missing signatures, Borrower agrees to execute, acknowledge, initial, and deliver to Lender any item necessary to replace and/or correct the documents.

2. Borrower agrees to deliver the corrected loan documents within ten (10) days after receipt.

3. If Borrower fails or refuses to execute, acknowledge, initial, and or deliver the documents within ten (10) days after being requested to do so, Borrower agrees to be liable for all costs which Lender sustains, including but not limited to all reasonable attorney fees.

The undersigned Borrower hereby agrees to comply with the terms and conditions of this agreement.

ADDITIONAL PROVISION.
THIS LOAN IS SUBJECT TO A BUSINESS LOAN AGREEMENT DATED 08/23/2021.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

VIRTRA, INC.

By: ______________________________
ROBERT FERRIS, CEO of VIRTRA, INC.

LENDER:

ARIZONA BANK & TRUST

X ______________________________
Authorized Signer